Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-149858 and No. 333-191855 on Form S-8 and No. 333-164690, No. 333-216668, and No. 333-251393 on Form S-3 of Hanmi Financial Corporation of our report dated March 1, 2021 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Los Angeles, California

March 1, 2021